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              CONSENT OF ELLER, TOBIN, WLOSEK & BRAVERMAN, L.L.C.,
              ----------------------------------------------------
                              INDEPENDENT AUDITORS
                              --------------------

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our auditors' report dated January 10, 1994, with respect to the financial statements of CypherCom Solutions Inc., formerly known as ATC Capital Group Ltd. (the "Company") and subsidiaries for the year ended December 31, 1993, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in the Prospectus included in such Registration Statement.

                                        Eller, Tobin, Wlosek & Braverman, L.L.C.
                                    /s/ Eller, Tobin, Wlosek & Braverman, L.L.C.
                                    --------------------------------------------
                                    INDEPENDENT AUDITORS

Elizabeth, New Jersey
August 15, 1996

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